UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________
AMENDMENT NO. 1 ON
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2014 (February 27, 2014)

USG Corporation

(Exact name of registrant as specified in its charter)
Delaware	1-8864	36-3329400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
550 West Adams Street, Chicago, Illinois		60661-3676
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code		(312) 436-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information
Item 2.01    Completion of Acquisition or Disposition of Assets.
On February 28, 2014, USG Corporation (“USG” or the “Company”) filed a Current Report on Form 8-K to disclose that USG and Boral Limited completed the formation of a previously announced joint venture (the “USG Boral Joint Venture”). In this Form 8-K, the Company indicated that, to the extent required, the financial statements required by Item 9.01(a) of Form 8-K and the pro forma financial information required by Item 9.01(b) of Form 8-K would be filed by amendment to the Form 8-K within 71 days after the date on which the Current Report on Form 8-K was required to be filed.
Upon further analysis following completion of the formation of the USG Boral Joint Venture, the Company has determined that formation of the USG Boral Joint Venture was not significant under Section 11-01(b) of Regulation S-X and that such financial statements and pro forma financial information are therefore not required to be filed. Accordingly, the Company hereby amends the Form 8-K filed on February 28, 2014 to eliminate the references to the subsequent filing of financial statements and pro forma financial information relating to the formation of the USG Boral Joint Venture.

Section 9 - Financial Statements and Exhibits
Item 9.01    Financial Statements and Exhibits.
(a)(1) Financial Statements of Businesses Acquired.
None
(b)(1) Pro Forma Financial Information.
None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
Registrant

Date:	April 11, 2014	By:	/s/ Stanley L. Ferguson
Name: Stanley L. Ferguson
Title: Executive Vice President, General
Counsel and Secretary